UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 26, 2007

ENERGY TRANSFER EQUITY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001–32740	30–0108820
(State or other jurisdiction	(Commission File Number)	(IRS. Employer
of incorporation)		Identification No.)
3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of principal executive offices, including zip code)
(214) 981–0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 7.01. Regulation FD Disclosure.
On July 26, 2007, Energy Transfer Partners, L.P. (“ETP”), a subsidiary of Energy Transfer Equity, L.P., issued a press release relating to the item described in Item 8.01.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 8.01 Other Events.
On July 26, 2007, the Federal Energy Regulatory Commission (the “FERC”) issued to ETP an Order to Show Cause and Notice of Proposed Penalties (the “Order and Notice”) that contains allegations that ETP engaged in manipulative or improper trading activities in the Houston Ship Channel market, primarily during the fall of 2005 following the occurrence of Hurricanes Katrina and Rita, as well as during certain prior periods in 2004 and 2005, in order to benefit financially from ETP’s commodities derivative positions and from certain of its index-priced physical gas purchases in the Houston Ship Channel market. The FERC’s legal action against ETP also includes allegations related to ETP’s Oasis Pipeline, an intrastate pipeline that transports natural gas between the Waha Hub in west Texas to the Katy Hub near Houston, Texas. The allegations related to the Oasis Pipeline include claims that the Oasis Pipeline gave undue preference for pipeline capacity to an affiliate and that the Oasis Pipeline charged in excess of the maximum lawful rate for certain transportation services. The FERC has also sought to revoke ETP’s blanket marketing authority for sales in interstate commerce at negotiated rates. In addition, the Commodity Futures Trading Committee (the “CFTC”) filed suit in United States District Court for the Northern District of Texas alleging the ETP attempted to manipulate natural gas prices in the Houston Ship Channel market on September 28, 2005 and November 28, 2005 to benefit financially from our commodities derivatives positions.
As previously disclosed in our public filings, these agencies have been conducting investigations into these matters. ETP recently engaged in settlement negotiations to resolve these matters; however, these negotiations were not successful. In its Order and Notice, the FERC is seeking $70.1 million in disgorgement of profits and $97.5 million in civil penalties relating to these matters and, in its lawsuit, the CFTC is seeking civil penalties of $130,000 per violation, or three times the profit gained from each violation, and other ancillary relief. It is ETP’s position that its trading and transportation activities during the periods at issue complied in all material respects with applicable laws and regulations, and ETP intends to contest these cases vigorously. At this time, neither we nor ETP is able to predict the final outcome of these matters.
Item 9.01. Financial Statements and Exhibits.
     (d) In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit No.	Description

99.1	Press release dated July 26, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P. By: LE GP, LLC, its general partner
By:	/s/ John W. McReynolds
John W. McReynolds,
President and Chief Financial Officer

Dated: July 26, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 26, 2007.